Exhibit 10.23

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 09 - -	US$ 1,440,000

OMNICOMM SYSTEMS, INC.

12% CONVERTIBLE DEBENTURE SERIES 09

DUE June 30, 2011

FOR VALUE RECEIVED, OMNICOMM SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), promises to pay to                           or its assigns as the registered holder hereof (the "Holder"), the principal sum of ONE MILLION FOUR HUNDRED FORTY THOUSAND and 00/100 Dollars (US ) on June 30, 2011 (the “Maturity Date”) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 12% per annum, accruing from the date of initial issuance of this Debenture (the “Issue Date”), on the date (each, an “Interest Payment Date”) which is the earlier of (i) the next Conversion Date (as defined below), (ii) the date which is one month from the Issue Date and every one month thereafter, or (iii) the Maturity Date, as the case may be. Interest shall accrue monthly (pro-rated on a daily basis for any period longer or shorter than a month) from the later of the Issue Date or the previous Interest Payment Date and shall be payable, subject to the other provisions of this Debenture, in cash or in Common Stock at the option of the Holder. If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year, and compound monthly until paid. Additional provisions regarding the payment of interest are provided in Section 4(D) below (the terms of which shall govern as if this sentence were not included in this Debenture).

This Debenture is subject to the following additional provisions:

1.     The Debentures will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2.     The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

3.     This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement between the Company, the Holder and the other parties to the Securities Purchase Agreement of even date herewith (Securities Purchase Agreement”). Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4.     A.       (i) At any time on or after the Issue Date and prior to the time this Debenture is paid in full in accordance with its terms (including, without limitation, after the occurrence of an Event of Default, as defined below, or, if the Debenture is not fully paid or converted after the Maturity Date), the Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert this Debenture at any time into shares of Common Stock, $0.001 par value ("Common Stock"), of the Company at the Conversion Price (as defined below). Any such conversion is referred to as a “Voluntary Conversion.”

(ii) On the Maturity Date the Company shall pay the principal and accrued interest (through the actual date of payment) of any portion of this Debenture which is then outstanding.

(iii) For purposes of this Debenture, the following terms shall have the meanings indicated below:

“Conversion Price” means the Fixed Conversion Price or the Interest Conversion Price, as the case may be.

“Conversion Shares” has the meaning ascribed to in Section 4(D)(iii) hereof.

“Fixed Conversion Price” means initially $0.25 (which amount is subject to the adjustment provisions specified in Section 4(g) of the Securities Purchase Agreement).

“Interest Conversion Price” means (i) the VWAP for the ten (10) Regular Trading Days ending on the Trading Day immediately before the relevant Conversion Date, multiplied by (ii) ninety percent (90%).

“Regular Trading Day,” “Reporting Service,” “Trading Day,” and “VWAP” have the meanings ascribed to them in the Securities Purchase Agreement. “Conversion Date” means the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company so that it is received by the Company on or before such specified date.

B.     A Voluntary Conversion shall be effectuated by the Holder by faxing a notice of conversion (“Notice of Conversion”) to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Securities Purchase Agreement).

C.     (i) Subject to the terms of this Section 4(C), interest on the principal amount of this Debenture payable on an Interest Payment Date shall be due and payable, at the option of the Holder, in cash or in shares of Common Stock on the Interest Payment Date.

(ii) If the interest payable hereunder is to be paid in cash, the Company shall make such payment within three (3) Trading Days after the Interest Payment Date.

(iii) If interest is to be paid in Common Stock, the number of shares of Common Stock to be received shall be determined by dividing the dollar amount of the interest by Interest Conversion Price in effect on the relevant Interest Payment Date.

D.     (i) The following provisions apply to the issuances of Common Stock in payment of the amounts due under this Debenture, whether as principal or interest, as provided in the preceding provisions of this Section 4.

(ii) No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(iii) All shares issuable with respect to a Conversion Date or an Interest Payment Date shall be deemed “Conversion Shares” for all purposes of this Debenture. Certificates representing the relevant Conversion Shares (“Conversion Certificates”) will be delivered to the Holder at the address specified in the relevant Notice of Conversion. which address the Holder may change from time to time, via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the “Delivery Date”) after the relevant Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the relevant provisions of this Debenture on the Conversion Date or Interest Payment Date, as the case may be.

E.     Except as may be specified in a specific provision of this Debenture, any payments under this Debenture shall be applied in the following order of priority: (i) first to amounts due to the Holder for accrued but unpaid interest on this Debenture; and (ii) then, to principal of this Debenture.

5.     No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

6.     No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. Notwithstanding the forgoing, it is expressly understood and agreed between the Company and the Holder that the Holder is not waiving any rights or remedies it may have as a result of any fraud, gross negligence or malfeasance on the part of any incorporator, shareholder, officer or director of the Company or any successor corporation.

7.     All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

8.     If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 4(C) shall not apply to such conversion.

9.     If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder’s Debentures outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the “Outstanding Debentures”) been converted as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

10.     If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the prices used in determining the Conversion Price from dates prior to such action or and any other fixed amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action.

11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

12.     This Debenture shall be governed by and construed in accordance with the laws of the State of Florida for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Broward or the state courts of the State of Florida sitting in the County of Broward in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

13.     JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

14.     The term "Event of Default" means the occurrence of any one or more of the following events:

a.

The Company shall default in the payment of principal or interest on this Debenture or any other amount due hereunder when due and such default, shall continue for a period of five (5) Trading Days; or

b.

Any of the representations or warranties made by the Company herein, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

c.

The Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) Trading Days after the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, and any such failure shall continue uncured for ten (10) Trading Days; or

d.

The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of this Debenture (other than a failure to pay money) and such failure shall continue uncured for a period of ten (10) days after the Company’s receipt written notice from the Holder of such failure, or the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of any the Transaction Agreements (as such term is defined in the Securities Purchase Agreement) which is not cured with in the time prescribed; or

e.

The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f.

A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g.

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

If an Event of Default shall have occurred and is continuing, then, unless and until such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder’s sole discretion, but without further notice from the Holder, the unpaid amount of this Debenture, computed as of such date, will bear interest at the rate (the “Default Rate”) equal to eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower, from the date of the Event of Default to until and including the date actually paid; and any partial payments shall be applied as provided in Section 4(I) hereof. In addition, the Holder shall have the option to declare that all principal and accrued interest under this Debenture is immediately due and payable and the Holder shall have the rights to any remedies expressly provided under the Security Agreement.

15. Ranking; Seniority. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. Except as referenced in Sections 3(s) of the Securities Purchase Agreement and an amount not exceeding $500,000, no indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture.

16. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

17. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

18. All terms not otherwise defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: December 31, 2009

OMNICOMM SYSTEMS, INC.

By:_______________________________________

Ronald T. Linares, Chief Financial Officer

EXHIBIT A

OMNICOMM SYSTEMS, INC.

NOTICE OF CONVERSION

OF

12% CONVERTIBLE DEBENTURE SERIES 09 DUE June 30, 2011

(To be Executed by the Registered Holder in Order to Convert the

Debenture)

TO:         OMNICOMM SYSTEMS, INC .     VIA FAX: (954) 473-1256

2101 W. Commercial Blvd., Suite 4000

Ft. Lauderdale, FL 33309

Attn: Chief Financial Officer

FROM: (“Holder”)

DATE: _______________________________________________ (the “Conversion Date”)

RE: Conversion of $_________________ principal amount (the “Converted Debenture”) of the 12% Convertible Debenture Series 09 Due June 30, 2011, No. 09- - (the “Debenture”) of OMNICOMM SYSTEMS, INC. (the “Company”) into _______ shares (the “Principal Conversion Shares”) of Common Stock (defined below)

The captioned Holder hereby gives notice to the Company, pursuant to the Debenture of OMNICOMM SYSTEMS, INC. that the Holder elects to convert the Converted Debenture into fully paid and non-assessable shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company as of the Conversion Date specified above. Said conversion shall be based on Conversion Price of $0.25.

As contemplated by the Debenture, the Company should also pay all accrued but unpaid interest on the Converted Debenture to the Holder. The Holder elects that such accrued but unpaid interest should be paid

■

in ______________ shares of Common Stock (“Interest Conversion Shares”), representing such interest amount converted at the Interest Conversion Price of $_____________, which Interest Conversion Shares should be delivered together with the Principal Conversion Shares, or

■	in cash, which should be paid as provided in the Debenture by wire transfer as follows:[1]

1Information should include the following:

All Wires:

(1) Bank Name

(2) Bank Address (including street, city, state)

(3) ABA or Wire Routing No.

(4) Account Name

(5) Account Number

If Wire is going to International (Non-US) Bank, all of the above plus:

(6) SWIFT Number

Based on the relevant Conversion Prices, the number of Principal Conversion Shares plus Interest Conversion Shares (collectively, “Conversion Shares”) indicated above should be issued in the following name(s):

Name and Record Address	Conversion Shares

As contemplated by the Debenture, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Debenture, the Holder either (1) has previously surrendered the Converted Debenture to the Company or (2) will surrender (or cause to be surrendered) the Converted Debenture to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

The certificates representing the Conversion Shares should be transmitted by the Company to the Holder

■	via express courier, or
■	by electronic transfer

within the time contemplated by the Debenture after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:

(Print name of Holder)

By:
(Signature of Authorized Person)

(Printed Name and Title)
(Printed Name and Title)